SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2005

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On September 30, 2005, pursuant to an Agreement and Plan of Merger dated as of June 23, 2005 between Salix Pharmaceuticals, Ltd. (“Salix”) and InKine Pharmaceutical Company, Inc. (“InKine”), InKine merged with and into Metal Acquisition Corp., with InKine continuing as a wholly owned subsidiary of Salix. Effective at the closing of the merger, the Salix board of directors increased from five to six members, and an independent member of the InKine board of directors, William Harral, III, was appointed as an additional independent director of Salix.

Mr. Harral is the retired President and Chief Executive Officer of Bell Atlantic-Pennsylvania, Inc. (Verizon Communications). He currently serves as President of the Barra Foundation and as director and Chairman of C&D Technologies, Inc. and Director of The Bryn Mawr Trust Company. Additionally, he previously served as acting Dean of LeBow College of Business, Drexel University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.
Date: October 4, 2005
/s/ Adam C. Derbyshire
Adam C. Derbyshire
Senior Vice President and Chief Financial Officer